PURCHASE AGREEMENT

This Purchase Agreement (“Agreement”) is made and entered into on April 17, 2019 (“Effective Date”), by and between CleanSpark, Inc., a Nevada corporation (“Company”), and the investor whose name appears on the signature page hereto (“Investor”).

Recitals

A.       The parties desire that, upon the terms and subject to the conditions herein, Investor will purchase for $20 Million a Promissory Note and shares of Preferred Stock that are convertible into Common Stock, Common Stock and a Warrant; and

B.       The offer and sale provided for herein are being made pursuant to a current and effective shelf Registration Statement.

Agreement

In consideration of the foregoing, the receipt and adequacy of which are hereby acknowledged, Company and Investor agree as follows:

I.       Definitions. In addition to the terms defined elsewhere in this Agreement and the Transaction Documents, capitalized terms that are not otherwise defined have the meanings set forth in the Glossary of Defined Terms attached hereto as Exhibit 1.

II.       Purchase and Sale.

A.       Purchase Amount. Subject to the terms and conditions herein and the satisfaction of the conditions to Closing set forth below, for an aggregate purchase price of $20,000,000.00 (“Purchase Amount”), Investor hereby irrevocably agrees to purchase a Note in the aggregate Face Value of $10,750,000.00 with a 7.5% original issue discount (“OID”), 2,150 shares of Preferred Stock with a 7.5% OID, 1,250,000 shares of Common Stock, and a Warrant to purchase 2,300,000 shares of Common Stock, all in accordance with the terms, provisions, and schedule set forth in this Agreement and in the Transaction Documents.

B.       Deliveries. The following documents will be fully executed and delivered at the Closing:

1.       Note, in the form attached hereto as Exhibit 2;

2.       Transfer Agent Instructions, in the form attached hereto as Exhibit 3;

3.       Legal Opinion, in the form attached hereto as Exhibit 4;

4.       Officer’s Certificate, in the form attached hereto as Exhibit 5;

5.       Secretary’s Certificate, in the form attached hereto as Exhibit 6;

6.       Warrant, in the form attached hereto as Exhibit 7;

7.       IP Security Agreement, in the form attached hereto as Exhibit 8;

8.       Voting Agreements, in the form attached hereto as Exhibit 9;

9.       Certificate of Designation, in the form attached hereto as Exhibit 10; and

10.       Transfer agent book entry for 1,075 shares of Preferred Stock.

C.       Closing Conditions. The consummation of the transactions contemplated by this Agreement (each, a “Closing”) is subject to the satisfaction of each of the following conditions:

1.       All documents, instruments and other writings required to be delivered by Company to Investor pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein have been fully executed and delivered, including without limitation those enumerated in Section II.B above;

2.       The Common Stock is listed for and currently trading on the same or higher Trading Market and Company is in compliance with all requirements to maintain listing on the Trading Market, the Company has received no notice of any suspension or delisting with respect to the trading of the shares of Common Stock on such Trading Market, and Company is not aware of any current facts or circumstances that, with the passage of time, would reasonably be expected to cause such disqualification;

3.       The representations and warranties of Company and Investor set forth in this Agreement are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which will be true as of such date);

4.       No material breach or default has occurred under any Transaction Document or any other agreement between Company and Investor;

5.       Company has the number of duly authorized shares of Common Stock reserved for issuance as required pursuant to the terms of this Agreement;

6.       There is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated in any Transaction Document, or requiring any consent or approval which will not have been obtained, nor is there any completed, ongoing, pending, threatened or, to Company’s knowledge, contemplated proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement, including without limitation the sale, issuance, listing, trading or resale of any Shares on the Trading Market; no statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings will be completed, ongoing, pending, threatened or, to Company’s knowledge, contemplated by any person other than Investor or any Affiliate of Investor, that seek to enjoin or prohibit the transactions contemplated by this Agreement;

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7.       Any rights of first refusal, preemptive rights, rights of participation, or any similar right to participate in the transactions contemplated by this Agreement, if any, have been waived in writing; and

8.       The Registration Statement is current and effective.

D.       Closings.

1. First Closing. Immediately when all conditions set forth in Sections II.B.1-8 and Section II.C have been fully satisfied, Company will issue and sell to Investor and Investor will purchase the Note, Common Stock and Warrant by payment to Company of $10,000,000.00 in cash, by wire transfer of immediately available funds to an account designated by Company.

2. Second Closing. Following Approval, immediately when all conditions set forth in Sections II.B.4, 9-10 and Section II.C have been fully satisfied, Company will issue and sell to Investor and Investor will purchase 1,075 Preferred Shares by payment to Company of $5,000,000.00 in cash, by wire transfer of immediately available funds to an account designated by Company.

3. Company Option. At any time within 30 days after Approval and Uplisting, if the Equity Conditions have been met, Company may in its sole and absolute discretion deliver written notice to Investor of its election to sell up to an additional 1,075 Preferred Shares at $5,000.00 per share with a 7.5% OID for the sum of up to $5,000,000.00. Subject to the terms and conditions herein, immediately when all conditions in Sections II.B.4, 8-9 and Section II.C have been fully satisfied, Investor will purchase the specified number of additional Preferred Shares by payment to Company in cash, by wire transfer of immediately available funds to an account designated by Company.

III.       Representations and Warranties.

A.       Representations Regarding Transaction. Except as set forth under the corresponding section of the Disclosure Schedules, if any, Company hereby represents and warrants to, and as applicable covenants with, Investor as of the Closing:

1.       Organization and Qualification. Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, except as would not reasonably be expected to result in a Material Adverse Effect. Each of Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect and there is no completed, pending, threatened or, to the knowledge of Company, contemplated proceeding in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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2.       Authorization; Enforcement. Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Company and no further consent or action is required by Company. Each of the Transaction Documents has been, or upon delivery will be, duly executed by Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

3.       No Conflicts. The execution, delivery and performance of the Transaction Documents by Company, the issuance and sale of the Securities and the consummation by Company of the other transactions contemplated thereby do not and will not (a) conflict with or violate any provision of Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing Company or Subsidiary debt or otherwise) or other understanding to which Company or any Subsidiary is a party or by which any property or asset of Company or any Subsidiary is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company or a Subsidiary is subject (including U.S. federal and state securities laws and regulations), or by which any property or asset of Company or a Subsidiary is bound or affected, or (d) conflict with or violate the terms of any material agreement by which Company or any Subsidiary is bound or to which any property or asset of Company or any Subsidiary is bound or affected; except in the case of each of clauses (b), (c) and (d), such as would not reasonably be expected to result in a Material Adverse Effect.

4.       Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation completed, ongoing, pending, threatened or, to the knowledge of Company, contemplated against or affecting Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which would reasonably be expected to have a Material Adverse Effect or challenge the legality, validity or enforceability of any of the Transaction Documents. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Company or any Subsidiary under the Exchange Act or the Act.

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5.       Filings, Consents and Approvals. Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of the Transaction Documents, other than required federal and state securities filings, and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.

6.       Issuance of Shares. The Conversion Shares and Warrant Shares will be duly authorized and, when issued upon the conversion of the Note or Preferred Stock, or the exercise of the Warrant, respectively, in accordance with their respective terms, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens except those created by the Investor.

7.       Disclosure; Non-Public Information. Company will timely file a Prospectus Supplement, and a current report on Form 8-K (“Current Report”) describing the material terms and conditions of this Agreement, a copy of which has been provided to Investor prior to the Effective Date. There is no adverse material information regarding Company that has not been disclosed to Investor prior to the Effective Date. All information that Company has provided to Investor that constitutes or might constitute material, non-public information will be included in the Current Report. Notwithstanding any other provision, except with respect to information that will be, and only to the extent that it actually is, timely publicly disclosed by Company pursuant to the foregoing sentence, neither Company nor any other Person acting on its behalf has provided Investor or its representatives, agents or attorneys with any information that constitutes or might constitute material, non-public information, including without limitation this Agreement and the Exhibits and Disclosure Schedules hereto. No information contained in the Disclosure Schedules constitutes material non-public information. Company understands and confirms that Investor will rely on the foregoing representations and covenants in effecting transactions in securities of Company.

8.       No Integrated Offering. Neither Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering to be integrated with prior offerings by Company that cause a violation of the Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.

9.       Financial Condition. The Public Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of Company or any Subsidiary, or for which Company or any Subsidiary has commitments, and any material default with respect to any Indebtedness. Company does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be payable on or in respect of its debt, and represents that it will not do so.

10.       Section 5 Compliance. All information provided to Investor regarding Company, its business and the transactions contemplated hereby, including without limitation the

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Disclosure Schedules and the representations and warranties in this Agreement, and the other statements made by Company in the Transaction Documents, do not contain any material untrue statement or omit to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading. Company is not aware of any facts or circumstances that would cause the transactions contemplated by the Transaction Documents, when consummated, to violate Section 5 of the Act or other federal or state securities laws or regulations.

11.       Investment Company. Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Note and the Preferred Stock, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

12.       Acknowledgments Regarding Investor. Company’s decision to enter into this Agreement has been based solely on the independent evaluation by Company and its representatives, and Company acknowledges and agrees that:

a.       Investor is not, has never been, and as a result of the transactions contemplated by the Transaction Documents will not become an officer, director, insider or control person of Company, or to Company’s knowledge 10% or greater shareholder or otherwise an affiliate of Company as defined under Rule 12b-2 of the Exchange Act;

b.       Investor and its representatives have not made and do not make any representations, warranties or agreements with respect to the Securities, this Agreement, or the transactions contemplated hereby other than those specifically set forth in Section III.C below; Company has not relied upon, and expressly disclaims reliance upon, any and all written or oral statements or representations made by any persons prior to this Agreement;

c.       The conversion of Note and Preferred Stock and resale of Conversion Shares will result in dilution, which may be substantial; the number of Conversion Shares will increase in certain circumstances; and Company’s obligation to issue and deliver Conversion Shares in accordance with this Agreement and the Note and Certificate of Designation is absolute and unconditional regardless of the dilutive effect that such issuances may have; and

d.       Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby; neither Investor nor any of its Affiliates, agents or representatives has or is acting as a legal, financial, investment, accounting, tax or other advisor to Company, or fiduciary of Company, or in any similar capacity; neither Investor nor any of its Affiliates, agents or representatives has provided any legal, financial, investment, accounting, tax or other advice to Company; any statement made in connection with this Agreement or the transactions contemplated hereby is not advice or a recommendation, and is merely incidental to Investor’s purchase of the Shares.

13.       No Bad Actor Disqualification. Neither Company, any predecessor of Company, any affiliate of Company, any director, executive officer, other officer of Company participating in the offering, or any beneficial owner of 20% or more of Company’s outstanding voting equity securities is subject to any bad actor disqualification as provided in Rule 506(d) of Regulation D, and Company is not aware of any current facts or circumstances that, with the passage of time, would reasonably be expected to cause such disqualification.

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14.       Not a Shell. Company is not a shell company as defined in Rule 12b-2 of the Exchange Act.

15.       Registration Statement. The Registration Statement is current and effective.

B.       Representations Regarding Company. Except as set forth in any Public Reports and attached exhibits, or under the corresponding section of the Disclosure Schedules, if any, Company hereby represents and warrants to, and as applicable covenants with, Investor as of the Closing:

1.       Capitalization. The capitalization of the Company as of the Effective Date is as described in the Public Reports or Disclosure Schedules. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents which has not been waived or satisfied. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. The issuance and sale of the Shares will not obligate Company to issue shares of Common Stock or other securities to any Person, other than Investor, and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities. All of the outstanding shares of capital stock of Company are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of Company or others is required for the issuance and sale of the Shares. There are no existing or contemplated subscription or investment agreements, stockholder agreements, voting agreements or other similar agreements with respect to Company’s capital stock to which Company is a party or, to the knowledge of Company, between or among any of Company’s stockholders.

2.       Subsidiaries. All of the direct and indirect subsidiaries of Company are set forth in the Public Reports or the corresponding section of the Disclosure Schedules. Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of such directly or indirectly owned capital stock or other equity interests are owned free and clear of any Liens. All the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive and similar rights to subscribe for or purchase securities.

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3.       Public Reports; Financial Statements. Company has filed all required Public Reports for the one year preceding the Effective Date. As of their respective dates or as subsequently amended, the Public Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the Public Reports, when filed and, as applicable, amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Company included in the Public Reports, as amended, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.       Material Changes. Since the end of the most recent year for which an Annual Report on Form 10-K has been filed with the Commission, (a) there has been no event, occurrence or development that has had, or that would reasonably be expected to result in, a Material Adverse Effect, (b) Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) Company has not altered its method of accounting, (d) Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. Company does not have pending before the Commission any request for confidential treatment of information.

5.       Litigation. There is no Action completed, ongoing, pending, threatened or, to the knowledge of Company, contemplated, that would reasonably be expected to result in a Material Adverse Effect. Neither Company nor any Subsidiary, nor any current director or officer thereof, nor to the knowledge of Company any former director or officer of Company, and greater than 5% shareholder of Company, or any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, is not ongoing, pending or threatened, and to the knowledge of Company is not contemplated, any investigation by the Commission or any law enforcement agency involving Company or any current director or officer of Company, or to the knowledge of Company any former director or officer of Company, and greater than 5% shareholder of Company, or any director or officer thereof.

6.       No Bankruptcy. The Company has not filed and, to the Company’s knowledge no other Person has filed or commenced, any petition or application, or any judicial or administrative proceeding commenced which has not been discharged, with respect to the Company or any Subsidiary or with respect to any of the properties or assets of Company or any Subsidiary under any applicable law relating to bankruptcy, insolvency, reorganization, fraudulent transfer, compromise, arrangement of debt, creditors’ rights and no general assignment has been made by the Company or any Subsidiary for the benefit of creditors.

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7.       Labor Relations. No material labor dispute exists or, to the knowledge of Company, is imminent with respect to any of the employees of Company, which would reasonably be expected to result in a Material Adverse Effect.

8.       Compliance. Neither Company nor any Subsidiary (a) is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Company or any Subsidiary under), nor has Company or any Subsidiary received notice of a claim that it is in material default under or that it is in material violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or governmental body, or (c) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as would not reasonably be expected to have a Material Adverse Effect.

9.       Regulatory Permits. Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Public Reports, except where the failure to possess such permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

10.       Title to Assets. Company and each Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to the business of Company and each Subsidiary and good and marketable title in all personal property owned by them that is material to the business of Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company and each Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by Company and each Subsidiary are held by them under leases which, to the Company’s knowledge, are valid, subsisting and enforceable leases and as to which Company and each Subsidiary are in compliance, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect.

11.       Patents and Trademarks. Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Public Reports and which the failure to so have would have a Material Adverse Effect (collectively, “Intellectual Property Rights”). Neither Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of Company or each Subsidiary.

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12.       Insurance. Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Company and each Subsidiary are engaged, including but not limited to directors and officers insurance coverage at least equal $5 Million dollars in total coverage. To Company’s knowledge, such insurance contracts and policies are in full force and complete in all material respects. Neither Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without an increase in cost that would constitute a Material Adverse Effect.

13.       Transactions with Affiliates and Employees. None of the officers or directors of Company and, to the knowledge of Company, none of the employees of Company is presently a party to any transaction with Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Company and (iii) for other employee benefits, including stock option agreements under any equity incentive plan of Company.

14.       Certain Fees. No brokerage or finder’s fees or commissions are or will be payable to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement as a result of any action by the Company or any Person acting on its behalf. Notwithstanding any other provision, Investor will have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

15.       Registration Rights. No Person has any right to cause Company to effect the registration under the Act of any securities of Company.

16.       Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12 of the Exchange Act, and Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has Company received any notification that the Commission is contemplating terminating such registration. Company has not, in the 12 months preceding the Effective Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that Company is not in compliance with the listing or maintenance requirements of such Trading Market. Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all listing and maintenance requirements of the Trading Market on which the Common Stock is currently quoted.

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17.       Tax Status. Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes). Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statute or local tax. None of Company’s tax returns is presently being audited by any taxing authority. Company would not be classified as a PFIC for its most recently completed taxable year, and does not expect to be classified as a PFIC for its current taxable year.

18.       Foreign Corrupt Practices. Neither Company, nor to the knowledge of Company, any agent or other person acting on behalf of Company, has (a) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by Company, or made by any person acting on its behalf of which Company is aware, which is in violation of law, or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

19.       Accountants. Company’s accountants are set forth in the Public Reports and such accountants are an independent registered public accounting firm.

20.       No Disagreements with Accountants or Lawyers. There are no material disagreements presently existing, or reasonably anticipated by Company to arise, between Company and the accountants or lawyers formerly or presently employed by Company.

21.       Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

22.       Computer and Technology Security. Company has taken reasonable steps to safeguard the information technology systems utilized in the operation of the business of Company, including the implementation of procedures designed to minimize the risk that such information technology systems have any disabling codes or instructions, timer, copy protection device, clock, counter or other limiting design or routing and any back door, virus, malicious code or other software routines or hardware components that in each case permit unauthorized access or the unauthorized disablement or unauthorized erasure of data or other software by a third party, and, to Company’s knowledge, to date there have been no successful unauthorized intrusions or breaches of the security of its information technology systems.

23.       Data Privacy. Company has: (a) complied with, and is presently in compliance in all material respects with, all applicable laws in connection with data privacy, information security, data security and/or personal information; (b) complied in all material respects with, and is presently in material compliance with, its policies and procedures applicable to data privacy, information security, data security, and personal information; (c) not experienced any material incident in which personal information or other sensitive data was or may have been stolen or improperly accessed; and Company is not aware of any facts suggesting the likelihood of the foregoing, including without limitation, any breach of security or receipt of any notices or complaints from any Person regarding personal information or other data.

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C.       Representations and Warranties of Investor. Investor hereby represents and warrants to Company as of the Closing as follows:

1.       Organization; Authority. Investor is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Investor. Each Transaction Document to which it is a party has been, or will be, duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

2.       Investor Status. At the time Investor was offered the Shares, it was, and at the Effective Date it is: (a) an accredited investor as defined in Rule 501(a) under the Act; and (b) not a registered broker-dealer, member of FINRA, or an affiliate thereof.

3.       Experience of Investor. Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

4.       Ownership. Investor is acquiring the Note and Preferred Stock as principal for its own account.

5.       No Short Sales. Neither Investor nor any Affiliate holds any short position in, nor has engaged in any Short Sales of the Common Stock, or engaged in any hedging transactions with regard to the Shares prior to the Effective Date.

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IV.       Securities and Other Provisions.

A.       Investor Due Diligence. Investor will have the right and opportunity to conduct customary due diligence with respect to any Registration Statement or Prospectus in which the name of Investor or any Affiliate of Investor appears.

B.       Furnishing of Information. As long as Investor owns any Securities, Company will timely file all reports required to be filed by Company after the Effective Date pursuant to the Exchange Act. As long as Investor owns any Securities, Company will prepare and make publicly available such information as is required for Investor to sell its Conversion Shares under Rule 144. Company further covenants that, as long as Investor owns any Securities, Company will take such further action as Investor may reasonably request, all to the extent required from time to time to enable Investor to sell its Conversion Shares without registration under the Act within the limitation of the exemptions provided by Rule 144.

C.       Integration. Company will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security, as defined in Section 2 of the Act, that would be integrated with the offer or sale of the Securities to Investor for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

D.       Disclosure and Publicity. Company will provide to Investor for review and approval prior to filing or issuing that portion of any current, periodic or public report, registration statement, press release, public statement or communication relating to or referencing Investor, any Transaction Documents or the transactions contemplated thereby, any such approval not to be unreasonably withheld.

E.       Shareholders Rights Plan. No claim will be made or enforced by Company or, to the knowledge of Company, any other Person that Investor is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by Company, or that Investor could be deemed to trigger the provisions of any such plan or arrangement, in either such case, by virtue of receiving Shares under the Transaction Documents or under any other agreement between Company and Investor. Company will conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

F.       No Non-Public Information. Company covenants and agrees that neither it nor any other Person acting on its behalf will, provide Investor or its agents or counsel with any information that Company believes or reasonably should believe will constitute material non-public information after Closing. On and after Closing, neither Investor nor any Affiliate of Investor will have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to Company or the stockholders of Company, or to any other Person who is the source of material non-public information regarding Company. Company understands and confirms that Investor will be relying on the foregoing in effecting transactions in securities of Company, including without limitation sales of the Shares.

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G.       Indemnification of Investor.

1.       Obligation to Indemnify. Subject to the provisions of this Section IV.G, Company will indemnify and hold Investor, its Affiliates, managers and advisors, and each of their officers, directors, shareholders, partners, employees, representatives, agents and attorneys, and any person who controls Investor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, “Investor Parties” and each a “Investor Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, reasonable costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Company in this Agreement or in the other Transaction Documents, (b) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, Prospectus Supplement, or any information incorporated by reference therein, or arising out of or based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) any action by a creditor or stockholder of Company who is not an Affiliate of an Investor Party, challenging the transactions contemplated by the Transaction Documents; provided, however, that Company will not be obligated to indemnify any Investor Party for any Losses finally adjudicated to be caused solely by (i) a false statement of material fact contained within written information provided by such Investor Party expressly for the purpose of including it in the applicable Registration Statement, Prospectus, Prospectus Supplement, or (ii) such Investor Party’s unexcused material breach of an express provision of this Agreement or another Transaction Document willful misconduct or violation of applicable law.

2.       Procedure for Indemnification. If any action will be brought against an Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party will promptly notify Company in writing, and Company will have the right to assume the defense thereof with counsel of its own choosing. Investor Parties will have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel will be at the expense of Investor Parties except to the extent that (a) the employment thereof has been specifically authorized by Company in writing, (b) Company has failed after a reasonable period of time to assume such defense and to employ counsel or (c) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of Company and the position of Investor Parties such that it would be inappropriate for one counsel to represent Company and Investor Parties. Company will not be liable to Investor Parties under this Agreement (i) for any settlement by an Investor Party effected without Company’s prior written consent, which will not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Investor’s breach of any of the representations, warranties, covenants or agreements made by Investor in this Agreement or in the other Transaction Documents. In no event will the Company be liable for the reasonable fees and expenses for more than one separate firm of attorneys (plus local counsel as applicable) to represent all Investor Parties.

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3.       Other than the liability of Investor to Company for uncured material breach of the express provisions of this Agreement, no Investor Party will have any liability to Company or any Person asserting claims on behalf of or in right of Company as a result of acquiring the Securities under this Agreement.

H.       Reservation of Shares. Company has reserved from its duly authorized Common Stock for issuance pursuant to the Transaction Documents authorized shares of Common Stock in the amount required by the Transaction Documents and will at all times maintain such reserve (the “Reserved Amount”). If Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Note or Preferred Stock shall be convertible at the then current Conversion Price, Company will at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note and Preferred Stock. Company (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of the Note and Preferred Stock, and agrees that its issuance of the Note and Preferred Stock will constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of the Note and Certificate of Designation.

I.       Activity Restrictions. For so long as Investor or any of its Affiliates holds any Shares, neither Investor nor any Affiliate will: (1) vote any shares of Common Stock owned or controlled by it, sign or solicit any proxies, attend or be present at a shareholder meeting for purposes of determining a quorum, or seek to advise or influence any Person with respect to any voting securities of Company, except in accordance with the recommendation of Company’s board of directors; (2) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of Company, alone or together with any other Person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its Subsidiaries, (c) a sale or transfer of a material amount of assets of Company or any of its Subsidiaries, (d) any change in the present board of directors or management of Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of Company, (f) any other material change in Company’s business or corporate structure, including but not limited to, if Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Company by any Person, (h) a class of securities of Company being delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (3) request Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this section.

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J.       No Shorting. For so long as Investor holds any Securities, neither Investor nor any of its Affiliates will engage in or effect, directly or indirectly, any Short Sale of Common Stock. For the avoidance of doubt, Investor selling Conversion Shares after Investor has delivered a Conversion Notice to Company is not a Short Sale. There will be no restriction or limitation of any kind on Investor’s right or ability to sell or transfer any or all of the Conversion Shares at any time, in its sole and absolute discretion. Investor may not sell, transfer or assign the Note or any of its rights under this Agreement.

K.       Stock Splits. If Company at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) or combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a greater or lesser number of shares, the share numbers, prices and other amounts set forth in this Agreement, as in effect immediately prior to such subdivision or combination, will be proportionately reduced or increased, as applicable, effective at the close of business on the date the subdivision or combination becomes effective.

L.       Subsequent Financings.

1. As long as Investor holds any Securities, Company will not enter into any agreement that in any way restricts its ability to enter into any agreement, amendment or waiver with Investor, including without limitation any agreement to offer, sell or issue to Investor any preferred stock, common stock or other securities of Company.

2. Until six months after Closing, Company will not enter into any financing that uses a shelf registration, contains registration rights or otherwise provides for the issuance of free trading stock, other than: (a) with Investor, (b) in connection with a strategic transaction, or (c) the sale of restricted Common Stock at a fixed price. For the avoidance of doubt, Company may enter into any unregistered financing of nonconvertible debt or restricted stock with no registration rights.

3. As long as any part of the Note is outstanding, Company will not agree or enter into any equity or convertible financing pursuant to which shares of Common Stock or Common Stock equivalents may effectively be issued at a variable price or where the price or number of shares are subject to any type of variability or reset feature. Provided, however, that Company may enter into any transaction: (a) with Investor, (b) for unregistered, non-convertible debt, (c) for restricted stock with no registration rights, (d) for Common Stock at a fixed price at no more than a 5% discount to the most recent closing price of the Common Stock on the Trading Market, (e) reasonably equivalent value given as consideration for a strategic acquisition, or (f) that includes an immediate, unconditional offer to Investor to purchase the Note by wire transfer of immediately available funds in the amount of 145% of the then outstanding Liquidation Value.

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4.       So long as any part of the Note is outstanding, upon any issuance by Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Investor, then Company will notify Investor of such additional or more favorable term and such term, at Investor’s option, shall become a part of the transaction documents with Investor. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion look back periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

M.       Right of First Refusal. If at any time while any Securities are outstanding, Company has a bona fide offer of capital or financing from any person, that Company intends to act upon, then Company must first offer such opportunity to Investor to provide such capital or financing to Company on the same terms as each respective person’s terms. Except as otherwise provided in any Transaction Documents, should Investor be unwilling or unable to provide such capital or financing to Company within 5 Trading Days from Investor’s receipt of written notice of the offer from Company, then Company may obtain such capital or financing from that respective person upon the exact same terms and conditions offered by Company to Investor, which transaction must be completed within 15 days after the date of the notice. If Company does not receive the capital or financing from the respective person within 15 days after the date of the respective notice, then Company must again offer the capital or financing opportunity to Investor as described above, and the process detailed above shall be repeated.

N.       Approval. Company will file a preliminary proxy statement within 30 days of the Effective Date, and use its commercially reasonable best efforts to obtain stockholder approval of (1) an amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock to 200,000,000 and (2) this Agreement, the Note, the Preferred Shares, the Warrant, and the issuance of the Conversion Shares and Warrant Shares pursuant thereto (“Approval”) as soon as practicable after the Effective Date. Company, its board of directors, and each of its officers directors will vote all shares of Common Stock and Series A Preferred Stock of Company owned or controlled by them, and proxies given to them in favor of Approval.

O.       Uplisting. Company will within 45 days of the Effective Date promptly submit an application for listing on the Nasdaq Capital Market and use its commercially reasonable best efforts to obtain such listing as soon as practicable after the Effective Date, including without limitation submitting any necessary notification and supporting documentation required for the listing of all possible Conversion Shares with Nasdaq (“Uplisting”).

V.       Security Agreement.

A.       Grant of Security Interest. To secure the Obligations, Company, as debtor, hereby assigns and grants to Investor, as secured party, a continuing first-position lien on and security interest in, all right, title and interest of the Company, whether now owned or existing or hereafter created, acquired, or arising, in and to all of the Collateral.

B.       Change in Name or Locations. Company’s legal name and jurisdiction of organization are correctly set forth in the Public Reports. Company has not transacted business at any time during the immediately preceding five-year period, and does not currently transact business, under any other legal names or trade names. Company’s chief executive office and principal place of business is at, and the Company keeps and shall keep all of its books and records relating to receivables only at the location identified in the Public Reports, and the Company has no other executive offices or places of business.

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Company hereby agrees that if the location of the Collateral changes from the locations it is currently located in, or if Company changes its name or form or jurisdiction of organization, or establishes a name in which it may do business, Company will immediately notify Investor in writing of the additions or changes.

C.       Representations and Warranties. Company represents, warrants and covenants to Investor that: (a) Company has good, marketable and indefeasible title to the Collateral, except as disclosed in the Disclosure Schedules, has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral, and except as disclosed in the Disclosure Schedules, the Collateral is free from all encumbrances and rights of setoff of any kind except the lien in favor of Investor created by this Agreement; (b) except as herein provided, Company will not hereafter without Investor’s prior written consent sell, pledge, encumber, assign or otherwise dispose of any of the Collateral or permit any right of setoff, lien or security interest to exist thereon except to Investor, except for dispositions of Collateral in the ordinary course of business; (c) Company will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein; and (d) Exhibit 9 attached hereto contains a true, complete, and current listing of all patents, trademarks, tradestyles, copyrights, and other intellectual property rights (including all registrations and applications therefor) owned by Company as of the date hereof that are registered with any governmental authority. Company shall promptly notify Investor in writing of any additional intellectual property rights acquired or arising after the date hereof, and shall submit to the Investor a supplement to Exhibit 9 to reflect such additional rights, provided Company’s failure to do so shall not impair the Investor’s security interest therein.

D.       Covenants. Company covenants that it will:

(i) from time to time and at all reasonable times allow Investor, by or through any of its officers, agents, attorneys, or accountants, to examine or inspect the Collateral, and obtain valuations and audits of the Collateral, at Investor’s expense, wherever located. Company shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Investor may require to assure to Investor its rights hereunder and in or to the Collateral, and the proceeds thereof, including waivers from landlords, warehousemen and mortgagees;

(ii) keep the Collateral in good order and repair consistent with commercially reasonable past practices at all times and immediately notify Investor of any event causing a material loss or decline in value of the Collateral, whether or not covered by insurance, and the amount of such loss or depreciation;

(iii) only use or permit the Collateral to be used in accordance with all applicable federal, state, county and municipal laws and regulations;

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(iv) to the extent applicable, have and maintain insurance at all times with respect to all Collateral against risks of fire (including so called extended coverage), theft, sprinkler leakage, and other risks (including risk of flood if any Collateral is maintained at a location in a flood hazard zone) as Investor may reasonably require, in such form, in the minimum amount of $5 million and written by such companies as may be reasonably satisfactory to Investor; each such casualty insurance policy shall contain a standard Investor’s Loss Payable Clause issued in favor of Investor under which all losses thereunder shall be paid to Investor as Investor’s interest may appear; such policies shall expressly provide that the requisite insurance cannot be altered or canceled without at least thirty (30) days prior written notice to Investor and shall insure Investor notwithstanding the act or neglect of Company; upon Investor’s demand, Company shall furnish Investor with evidence of insurance as Investor may reasonably require; in the event of failure to provide insurance as herein provided, Investor may, at its option, obtain such insurance and Company shall pay to Investor, on demand, the cost thereof; proceeds of insurance may be applied by Investor to reduce the Obligations or to repair or replace Collateral, all in Investor ‘s sole discretion;

(v) If any of the Collateral is, at any time, in the possession of a bailee, Company will promptly notify Investor thereof and, if requested by Investor, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to Investor, that the bailee holds such Collateral for the benefit of Investor and shall act upon the instructions of Investor, without the further consent of Company;

(vi) Company will not change its legal name or transact business under any other trade name without first giving 30 days’ prior written notice of its intent to do so to the Investor; and

(vii) Company will promptly pay when due all taxes, assessments and governmental charges and levies upon or against Company or any of the Collateral, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings which prevent foreclosure or other realization upon any of the Collateral and preclude interference with the operation of Company’s business in the ordinary course, and Company shall have established adequate reserves therefor.

E.       Negative Pledge; No Transfer. Company will not sell or offer to sell or otherwise transfer or grant or allow the imposition of a lien, encumbrance or security interest of any kind upon the Collateral or use any portion thereof in any manner inconsistent with this Agreement or with the terms and conditions of any policy of insurance thereon. The Company shall warrant and defend the Collateral against any claims and demands of all persons at any time claiming the same or any interest in the Collateral adverse to the Investor.

F.       Further Assurances. Company hereby irrevocably authorizes Investor at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including, but not limited to (i) whether Company is an organization, the type of organization and (ii) any organization identification number issued to Company. Company agrees to furnish any such information to Investor promptly upon request. Company also ratifies its authorization for Investor to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

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G.       Events of Default. Company shall, at Investor’s option, be in default under this Agreement upon the happening of any of the following events or conditions (each, an “Event of Default”): (a) a failure to pay any amount due under the Note, this Agreement or any Transaction Document within 5 business days of the date the same is due; (b) the failure by Company to perform any of its other obligations under the Note, this Agreement or any Transaction Document within 10 business days of notice from Investor of the same; (c) falsity, inaccuracy or material breach by Company of any written warranty, representation or statement made or furnished to Investor by or on behalf of Company; (d) an uninsured material loss, theft, damage, or destruction to any of the Collateral, or the entry of any judgment against Company or any lien against or the making of any levy, seizure or attachment of or on the Collateral; (e) as a result of any action by the Company the failure of Investor to have a perfected first priority security interest in the Collateral; (f) any indication or evidence received by Investor that Company may have directly or indirectly been engaged in any type of activity that might reasonably be expected to result in the forfeiture of any property of Company to any governmental entity, federal, state or local; (g) the occurrence of any 3 or more Trigger Events under the Note; or (h) the Closing Price of the Common Stock is below $1.40 per share for 30 consecutive days or more before Approval is obtained or below $0.50 per share for 30 consecutive days or more after Approval is obtained.

H.       Remedies. Upon the occurrence of any Event of Default and at any time thereafter, the Floor Price will no longer apply and Investor may declare all Obligations secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the UCC. Investor’s remedies include, but are not limited to, to the extent permitted by law, the right to (a) peaceably by its own means or with judicial assistance enter Company’s premises and take possession of the Collateral without prior notice to Company or the opportunity for a hearing, (b) render the Collateral unusable, (c) dispose of the Collateral on Company’s premises, and (d) require Company to assemble the Collateral and make it available to Investor at a place designated by Investor. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Investor will give Company reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice shall be met if such notice is sent to Company at least 5 business days before the time of the intended sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include Investor ‘s reasonable attorney’s fees and legal expenses, incurred or expended by Investor to enforce any payment due it under this Agreement either as against Company, or in the prosecution or defense of any action, or concerning any matter growing out of or connection with the subject matter of this Agreement and the Collateral pledged hereunder. Company waives all relief from all appraisement or exemption laws now in force or hereafter enacted.

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I.       Payment of Expenses. At its option, Investor may, but is not required to: discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral; pay for required insurance on the Collateral; and pay for the maintenance, appraisal or reappraisal, and preservation of the Collateral, as determined by Investor to be necessary.

J.       Preservation of Rights. No delay or omission on Investor’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will Investor’s action or inaction impair any such right or power. Investor ‘s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which Investor may have under other agreements, at law or in equity.

VI.       General Provisions.

A.       Notice. Unless a different time of day or method of delivery is specifically provided in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:00 p.m. New York time on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:00 p.m. New York time or on a day that is not a Trading Day, (c) the next Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are such other address as may be designated in writing, in the same manner, by such Person.

B.       Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

C.       No Third-Party Beneficiaries. Except as otherwise set forth in Section IV.G, this Agreement and the Transaction Documents will inure solely to the benefit of the parties hereto, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. Other than the Investor Parties described in Section IV.G, a Person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Law, 2014 of the Cayman Islands to enforce any term of this Agreement or any Transaction Document.

D.       Fees and Expenses. Except as otherwise provided in this Agreement, each party will pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. Company acknowledges and agrees that Investor’s counsel solely represents Investor, and does not represent Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby. Company will pay all stamp and other taxes and duties, if any, levied in connection with the sale or issuance of the Shares to Investor.

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E.       Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

F.       Replacement of Certificates. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, Company will issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances will also pay any reasonable third-party costs associated with the issuance of such replacement certificates.

G.       Governing Law. All matters between the parties, including without limitation questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the laws of the U.S. Virgin Islands, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction, except for corporation law matters applicable to Company which will be governed by the corporate law of its jurisdiction of formation. The parties hereby waive all rights to a trial by jury. In any action, arbitration or proceeding, including appeal, arising out of or relating to any of the Transaction Documents or otherwise involving the parties, the prevailing party will be awarded its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation, prosecution or defense of such action or proceeding.

H.       Arbitration. Any dispute, controversy, claim or action of any kind arising out of, relating to, or in connection with this Agreement, or in any way involving Company and Investor or their respective Affiliates, including any issues of arbitrability, will be resolved solely by final and binding arbitration in English before a retired judge at JAMS, or its successor, in the Territory of the Virgin Islands, pursuant to the most expedited and Streamlined Arbitration Rules and Procedures available. Any interim or final award may be entered and enforced by any court of competent jurisdiction. The final award will include the prevailing party’s reasonable arbitration, expert witness and attorney fees, costs and expenses. Notwithstanding the foregoing, Investor may in its sole discretion bring an action in Nevada or Utah in aid of arbitration or for temporary, preliminary or provisional relief pending completion of arbitration.

I.       Remedies.

1.       In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Investor and Company will be entitled to specific performance under the Transaction Documents, and equitable and injunctive relief to prevent any actual or threatened breach under the Transaction Documents, to the full extent permitted under applicable laws.

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2.       Without limitation of the foregoing, Company acknowledges that the rights and benefits of Investor pursuant to Section I.G.1. of the Note are unique and that no adequate remedy exists at law if Company breaches or fails timely perform any of its obligations thereunder, that it would be difficult to determine the amount of damages resulting therefrom, that it would cause irreparable injury to Investor, and that any potential harm to Company would be adequately and fully compensable with monetary damages; accordingly, Investor will be entitled to a compulsory remedy of immediate specific performance, temporary, interim, preliminary and final injunctive relief to enforce the provisions thereof, including without limitation requiring Company and its transfer agent, attorneys, officers and directors to immediately take all actions necessary to issue and deliver the number of Conversion Shares stated by Investor, and prohibiting any Common Stock from being issued or transferred until after all Conversion Shares have been received by Investor in electronic form and fully cleared for trading, which requirements will not be stayed for any reason, without the necessity of posting any bond. Company hereby absolutely, unconditionally and irrevocably waives all objections and rights to oppose any motion, application or request by Investor to issue any number of Conversion Shares, and all rights to stay or appeal any resulting order, and any appeal filed by Company or on its behalf will be immediately and automatically dismissed. Company further acknowledges that it has an adequate remedy at law with respect to Section I.G.1. of the Note in a claim for money damages; accordingly, Company may not restrain or enjoin its transfer agent, Investor or any brokers from receiving or reselling any Conversion Shares, and any action for temporary, preliminary or final injunctive relief filed by Company or on its behalf will be immediately and automatically dismissed.

J.       Payment Set Aside. To the extent that Company makes a payment or payments to Investor pursuant to any Transaction Document or Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Company, a trustee, receiver or any other person under any law, including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

K.       Headings. The titles and headings in this Agreement and the Transaction Documents are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof

L.       Time of the Essence. Time is of the essence with respect to all provisions of this Agreement, the Note, and all Transaction Documents.

M.       Survival. The representations and warranties contained herein will survive the Closing and the delivery of the Shares until all Note issued to Investor have been converted or redeemed. Neither party will be under any obligation to update or supplement any of its representations or warranties following the Closing due to a change that occurred after the Closing.

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N.       Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All currency references in any Transaction Document are to U.S. dollars.

O.       Further Assurances. Each party will take all further actions and execute all further documents as may be reasonably necessary to implement the provisions and carry out the intent of this Agreement fully and effectively.

P.       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Q.       Entire Agreement. This Agreement, including the Exhibits hereto, which are hereby incorporated herein by reference, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, advisor, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding, statement or representation not expressly set forth herein. The parties hereby absolutely, unconditionally and irrevocably waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such statement or assurance.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories on the Effective Date.

Company:

CLEANSPARK, INC.

By: ______________

Name: ______________

Title: ______________

Investor:

Investor Name

By: ______________

Name: ______________

Title: ______________

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Exhibit 1

Glossary of Defined Terms

“$” means the currency of the United States of America, in which all dollar amounts in the Transaction Documents will be expressed.

“Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Action” has the meaning set forth in Section III.A.4.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act.

“Agreement” means this Purchase Agreement.

“Certificate of Designation” means the Certificate of Designation for the Preferred Stock in the form attached hereto as Exhibit 10, as filed with and accepted by the Secretary of State of Company’s state of incorporation.

“Closing” has the meaning set forth in Section II.D.

“Collateral” means all assets of the Company, including without limitation all personal property wherever located, both now owned and hereafter acquired, including, but not limited to, all equipment, fixtures, inventory, goods, documents, general intangibles, accounts, deposit accounts (unless a security interest would render a nontaxable account taxable), receivables, contract rights (including, but not limited to, all of Company’s rights in franchise agreements, license agreements and market development agreements), chattel paper, patents, trademarks and copyrights (and the good will associated with and registrations and licensing of them), instruments, letter of credit rights and investment property, capital stock, partnership, membership and equity interests, of any kind or nature, and all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, software used in, all returned or repossessed goods the sale of which gave rise to, and all accessions, additions, amendments, modifications, replacements, and substitutions to, of or for the foregoing, and all proceeds, supporting obligations and products of the foregoing, except as set forth in the Disclosure Schedules. All terms which are used in this definition which are defined in the UCC shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Common Stock of Company and any replacement or substitute thereof, or any share capital into which such Common Stock will have been changed or any share capital resulting from a reclassification of such Common Stock.

“Company” has the meaning set forth in the first paragraph of the Agreement.

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“Conversion Shares” includes all shares of Common Stock potentially issuable in relation to the Note, including Common Stock that must be issued upon conversion of the Note, and Common Stock that must or may be issued in payment of any Interest.

“Disclosure Schedules” means the disclosure schedules of Company attached hereto as Exhibit 9. The Disclosure Schedules contain no material non-public information.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Effective Date” has the meaning set forth in the first paragraph of the Agreement.

“Equity Conditions” has the meaning set forth in the Note.

“GAAP” means U.S. generally accepted accounting principles applied on a consistent basis during the periods involved.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $250,000, other than trade accounts payable incurred in the ordinary course of business, (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in Company’s balance sheet, or the notes thereto, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property Rights” has the meaning set forth in Section III.B.11.

“Investor” has the meaning set forth in the first paragraph of the Agreement.

“Legal Opinion” means an opinion from Company’s legal counsel, in the form attached as Exhibit 4.

“Liens” means a lien, charge, security interest or encumbrance in excess of $250,000, or a right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” includes any material adverse effect on (a) the legality, validity or enforceability of any Transaction Document, (b) the results of operations, assets, business, or financial condition of Company and the Subsidiaries, taken as a whole, which is not disclosed in the Public Reports prior to the Effective Date, (c) Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document, or (d) the sale, issuance, registration, listing, resale and trading on the Trading Market of the Conversion Shares.

“Material Permits” has the meaning set forth in Section III.B.9.

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“Note” means the Senior Secured Subordinated Note issued by Company, in the form attached as Exhibit 2.

“Obligations” include the full and punctual observance and performance of all present and future duties, covenants, and responsibilities due to Investor by Company under this Agreement, the Note and the other Transaction Documents, including without limitation all present and future obligations and liabilities of Company for the payment of money (extending to all principal amounts, interest, late charges, fees, and all other charges and sums, as well as all costs and expenses payable by Company).

“Officer’s Certificate” means a certificate executed by an authorized officer of Company, in the form attached as Exhibit 5.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government, or an agency or subdivision thereof, or other entity of any kind.

“Preferred Stock” means the Series B Preferred Stock of Company to be issued pursuant to this Agreement

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is timely filed with the Commission and delivered by the Company to Investor.

“Public Reports” means the reports filed with the Commission by the Company pursuant to the Exchange Act (see Exhibit 9).

“Purchase Amount” has the meaning set forth in Section II.A.1.

“Receivables” include all accounts receivable and all rights to the payment of a monetary obligation, whether or not earned by performance, and whether evidenced by an account, chattel paper, instrument, general intangible, or otherwise.

“Registration Statement” means a valid, current and effective shelf Registration Statement on Form S-3, File No. 333-228063, registering all Securities for sale, including the prospectus therein, amendments and supplements to such Registration Statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, and any information contained or incorporated by reference in a prospectus filed with the Commission in connection with the Registration Statement, to the extent such information is deemed under the Act to be part of any registration statement.

“Secretary’s Certificate” means a certificate, in the form attached as Exhibit 6, signed by the secretary of Company.

“Shares” include the Conversion Shares and the Warrant Shares.

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“Securities” include the Preferred Stock, the Warrant, the Conversion Shares and the Warrant Shares.

“Short Sale” means a “short sale” as defined in Rule 200 of Regulation SHO of the Exchange Act.

“Subsidiary” means any Person owned or controlled by the Company, or in which Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b) (21).

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it will not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Trading Market” has the meaning set forth in the Note.

“Transaction Documents” means this Agreement, the other agreements, certificates and documents referenced herein or the form of which is attached hereto, and the exhibits, schedules and appendices hereto and thereto.

“Transfer Agent” means the transfer agent for Company.

“Transfer Agent Instructions” means a letter agreement executed by Company, its current transfer agent, and any successor transfer agent for the Common Stock, in the form attached as Exhibit 3.

“UCC” means the Uniform Commercial Code as adopted and applied in any applicable jurisdiction, including without limitation Company’s jurisdiction of formation.

“Voting Agreements” mean Voting Agreements in the form attached hereto as Exhibit 9, duly executed by shareholders of Company beneficially owning and controlling more than 51% of the voting power of Company.

“Warrant” means the Common Stock Purchase Warrant issued by Company, in the form attached hereto as Exhibit 7.

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